EXHIBIT 10.5

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER AND YOUR DRIVER’S LICENSE NUMBER.

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND UCC FINANCING STATEMENT FOR FIXTURE FILING

by

ibio cdmo llc,

as Grantor,

to

JOHN ROSS,

as Trustee,

for the benefit of

WOODFOREST NATIONAL BANK,

as Beneficiary

This Instrument shall be effective as a

UNIFORM COMMERCIAL CODE FINANCING STATEMENT FILED AS A
FIXTURE FILING

By
Debtor:	iBio CDMO LLC
8800 HSC Parkway
Bryan, Texas 77807
Attn: Robert Lutz

To
Secured Party:	Woodforest National Bank
25231 Grogan’s Mill, 6th Floor
The Woodlands, Texas 77380
Attention: Cameron D. Jones

This Financing Statement covers goods described herein by item or type some or all of which are affixed or are to be affixed to the real property described in Exhibit A attached hereto.

THIS INSTRUMENT PREPARED BY AND AFTER RECORDING PLEASE RETURN TO:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn: Anders T. C. Gibson

(Brazos County, Texas)

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS.		1

SECTION 2.	GRANT OF LIEN; HABENDUM CLAUSE; ASSIGNMENT OF LEASES AND RENTS.		4
	2.1	Grant of Lien; Habendum Clause	4
	2.2	Subrogation	4
	2.3	Assignment of Leases and Rents	4

SECTION 3.	WARRANTIES AND REPRESENTATIONS		5
	3.1	Lien of this Instrument	5
	3.2	Litigation	5
	3.3	Acknowledgment by Grantor	5
	3.4	Environmental	5

SECTION 4.	AFFIRMATIVE COVENANTS		6
	4.1	Payment and Performance	6
	4.2	Payment of Impositions	6
	4.3	Repair	6
	4.4	Insurance	6
	4.5	Restoration Following Casualty	6
	4.6	Defense of Title	6
	4.7	Future Impositions	7
	4.8	Environmental Indemnification	7
	4.9	Information About Mortgaged Property	7
	4.10	Further Assurances	7
	4.11	Appraisal	7

SECTION 5.	NEGATIVE COVENANTS		8
	5.1	Use Violations	8
	5.2	Alterations	8
	5.3	Prohibition on Transfer	8
	5.4	Replacement of Fixtures and Personalty	8
	5.5	No Further Encumbrances	8

SECTION 6.	DEFAULT AND FORECLOSURE		8
	6.1	Remedies	8
	6.2	Divestment of Rights, Tenant at Sufferance	11
	6.3	Separate Sales	11
	6.4	Remedies Cumulative, Concurrent, and Nonexclusive	11
	6.5	Release of and Resort to Collateral	12
	6.6	Waiver of Redemption, Notice, and Marshaling of Assets	12
	6.7	Discontinuance of Proceedings	12
	6.8	Application of Proceeds, Deficiency Obligation	12
	6.9	Purchase by Beneficiary	12
	6.10	Disaffirmation of Contracts	13
	6.11	Certain Waivers Relating to Fair Market Value and Deficiencies	13

SECTION 7.	CONDEMNATION		14

SECTION 8.	SECURITY AGREEMENT		14
	8.1	Security Interest	14
	8.2	Financing Statements	14
	8.3	Uniform Commercial Code Remedies	15
	8.4	No Obligation of the Trustee or Beneficiary	15

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SECTION 9.	CONCERNING THE TRUSTEE		15
	9.1	No Liability	15
	9.2	Retention of Monies	15
	9.3	Successor Trustee	15
	9.4	Succession Instruments	15
	9.5	Performance of Duties by Agents	16

SECTION 10.	LEASEHOLD ESTATE.		16
	10.1	Representations and Warranties	16
	10.2	Covenants	16
	10.3	Rights of Beneficiary to Perform	17
	10.4	Term of Ground Lease	17
	10.5	No Merger of Estates	17
	10.6	Estoppel Certificates	17
	10.7	Anti-Assignment Provisions	17
	10.8	Notices to the Landlord	18
	10.9	Performance by Landlord	18
	10.10	Landlord’s Right to Cure	18
	10.11	Benefit of the Landlord	18

SECTION 11.	MISCELLANEOUS		18
	11.1	Survival of Obligations	18
	11.2	Covenants Running with the Land	19
	11.3	Recording and Filing	19
	11.4	Notices	19
	11.5	No Waiver	19
	11.6	Beneficiary’s Right to Pay Indebtedness or Perform Obligations	19
	11.7	Limitation on Effectiveness of Lien	19
	11.8	Governing Law	20
	11.9	Multiple Counterparts and Facsimile and PDF Signatures	20
	11.10	Waiver of Jury Trial	20
	11.11	Entirety	20

EXHIBITS

Exhibit A Description of Land

Exhibit B Permitted Encumbrances

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leasehold DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND UCC FINANCING STATEMENT FOR FIXTURE FILING

STATE OF TEXAS	§
§
COUNTY OF BRAZOS	§

This LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND UCC FINANCING STATEMENT FOR FIXTURE FILING (as amended, restated, supplemented or otherwise modified from time to time, this “Deed of Trust”) is executed by IBIO CDMO LLC, a Texas limited liability company, as grantor (together with all subsequent record or equitable owners of the Mortgaged Property, “Grantor”), to JOHN ROSS, Trustee, and his or her successors in the trust hereby created (such Trustee and any successor in trust, being hereinafter referred to as the “Trustee”) for the benefit of WOODFOREST NATIONAL BANK, a national banking association (together with its successors and assigns, “Beneficiary”), and is to be effective as of November 1, 2021.

SECTION 1.          DEFINITIONS.I. Unless otherwise defined in this Deed of Trust, or unless the context otherwise requires, each capitalized term used in this Deed of Trust shall have the meaning given such term in the Credit Agreement, as hereinafter defined. As used in this Deed of Trust, the following terms shall have the following meanings:

Assignment of Ground Lease means the Special Warranty Deed and Assignment of Ground Lease dated on or about the date hereof executed by College Station and Grantor, conveying to Grantor all of College Station's right, title and interest to the Ground Lease as defined below.

College Station means College Station Investors LLC, a Texas limited liability company.

Credit Agreement means that certain Credit Agreement dated as of the date hereof, between Grantor, as borrower, and Beneficiary, as lender, together with all schedules, exhibits, and annexes thereto, as amended, restated, supplemented or otherwise modified from time to time.

Default means a “Default” under, and as defined in, the Credit Agreement.

Fixtures means all materials, supplies, equipment, apparatus, and other items now or hereafter attached to, installed on or in the Land or the Improvements, or which in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of Texas, including the Texas Business and Commerce Code, other than those owned by tenants under any Leases. The term “Fixture” shall include, without limitation, all items of Personalty to the extent that the same may be deemed fixtures under applicable Law or Legal Requirements.

Ground Lease means that certain Ground Lease dated March 8, 2010, between Landlord, as landlord, and Grantor, as successor in interest to College Station after giving effect to the Assignment of Ground Lease, as tenant, as amended by the Estoppel Certificate and Amendment to Ground Lease Agreement between Landlord and College Station dated December 22, 2015, as amended by such Assignment of Ground Lease, as confirmed by the Estoppel Certificate executed by Landlord dated on or about the date hereof, and as otherwise further amended, extended, renewed, restated, supplemented or modified from time to time, related to the Land and Improvements thereon.

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Hazardous Material means (a) any explosive or radioactive substance or waste, all hazardous or toxic substances, waste, or other pollutants, and any other substance the presence of which requires removal, remediation or investigation under any applicable Environmental Law, (b) any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous material under any applicable Environmental Law, or (c) petroleum, petroleum distillates, petroleum products, oil, polychlorinated biphenyls, radon gas, infectious medical wastes, and asbestos or asbestos-containing materials.

Impositions means all real estate and personal property taxes; water, gas, sewer, electricity, and other utility rates and charges; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, standby fees, charges, and assessments and any interest, costs, or penalties with respect thereto of any kind and or character whatsoever which at any time before or after the execution of this Deed of Trust may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof.

Improvements means all buildings, structures, open parking areas, and other improvements, and all apparatus and equipment now or hereafter attached in any manner to the Land or any building on the Land, and any and all accessions, additions, replacements, substitutions, or alterations thereof or appurtenances thereto, now or at any time hereafter situated, placed, constructed, or renovated upon the Land or any part thereof.

Indebtedness means (a) the Obligations under, and as defined in, the Credit Agreement, including, without limitation, amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including 11 U.S.C. §§ 502 and 506), together with all pre- and post-maturity interest thereon, which shall include, without limitation, all post-petition interest if Grantor or any other Loan Party or Parent Guarantor voluntarily or involuntarily files for bankruptcy protection, (b) all indebtedness, liabilities, and obligations of Grantor arising under this Deed of Trust, (c) interest accruing on, and reasonable attorneys’ fees, court costs, and other costs of collection reasonably incurred in the collection or enforcement of, any of the indebtedness, liabilities, or obligations described in clauses (a) and (b) above, and (d) any and all renewals and extensions of, or amendments to, any of the indebtedness, liabilities, and obligations described in clauses (a) through (c) above, together with all funds hereafter advanced by Beneficiary to or for the benefit of Grantor or any other Loan Party or Parent Guarantor as contemplated by any covenant or provision contained in any Loan Document including this Deed of Trust, it being contemplated that Grantor may hereafter become further indebted to Beneficiary.

Land means the real estate or any interest therein (including Grantor’s leasehold interests therein pursuant to the Ground Lease) described in Exhibit A attached hereto and made a part hereof, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant thereto.

Landlord means The Board of Regents of the Texas A&M University System, an agency of the State of Texas.

Laws is defined in the Credit Agreement.

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Leases means any and all leases, subleases (including, without limitation, any subleases granted by Grantor of all or any portion of the Ground Lease), subtenancies, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract from, mine, occupy, sell or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts which in any way relate to the use, occupancy, operations, maintenance, enjoyment, or ownership of the Mortgaged Property, save and except the Ground Lease any and all other leases, subleases, or other agreements pursuant to which Grantor is granted a possessory interest in the Land.

Legal Requirements means (a) any and all present and future Laws in any way applicable to Grantor or the Mortgaged Property, including but not limited to those respecting the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof, (b) Grantor’s presently or subsequently effective organizational documents, (c) any and all Leases and the Ground Lease and other contracts (written or oral) of any nature to which Grantor may be bound, and (d) any and all restrictions, reservations, conditions, easements, or other covenants or agreements of record affecting the Mortgaged Property.

Mortgaged Property means the Land, Improvements, Fixtures, Personalty, the Ground Lease, Leases, and Rents, together with:

(a)              all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in anywise appertaining thereto, and all of Grantor’s right, title and interest in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part therein;

(b)               all proceeds, betterments, accessions, additions, appurtenances, substitutions, replacements, and revisions thereof and thereto and all reversions and remainders therein;

(c)                all other interest of every kind and character which Grantor now has or at any time hereafter acquires in and to the above described and all property which is used or useful in connection therewith, including rights of ingress and egress, easements, licenses, and all reversionary rights or interests of Grantor with respect to such property. To the extent permitted by applicable law and the Legal Requirements, all of the Personalty and Fixtures are to be deemed and held to be a part of and affixed to the Land.

As used in this Deed of Trust, the term “Mortgaged Property” is expressly defined as meaning all or any portion of the above and any interest therein.

Permitted Encumbrances means (a) the Liens, easements, building lines, restrictions, security interests, and other matters (if any) as set out on attached Exhibit B and (b) to the extent applicable, the Permitted Liens.

Personalty means all of Grantor’s right, title, and interest in and to all tangible and intangible personal property, whether or not Fixtures or otherwise constituting fixtures under the Texas Business and Commerce Code, including all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, documents, minerals, crops, and timber (as those terms are defined in the Texas Business and Commerce Code) which are attached to, installed, placed or used on or in connection with, or is acquired for such attachment, installation, placement, or use, or which arises out of the improvement, financing, leasing, operation, or use of, the Land, the Improvements, Fixtures, the Ground Lease or other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, and modifications thereto, extensions, renewals, enlargements, and proceeds thereof, substitutions therefor, and income and profits therefrom.

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Rents means all of the rents, revenues, income, proceeds, royalties, profits, and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

SECTION 2.          GRANT OF LIEN; HABENDUM CLAUSE; ASSIGNMENT OF LEASES AND RENTS.

2.1   Grant of Lien; Habendum Clause. To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of Grantor’s obligations under this Deed of Trust, Grantor has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto the Trustee the Mortgaged Property, subject to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee, the Trustee’s successors in trust, and the Trustee’s assigns forever, in trust with power of sale, and Grantor does hereby bind itself and its successors, legal representatives, and assigns to warrant and forever defend the title to the Mortgaged Property unto the Trustee against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise; provided that, if the Indebtedness has been paid in full, then the liens, security interests, estates, and rights granted in this Deed of Trust shall terminate; otherwise the same shall remain in full force and effect.

2.2   Subrogation. The Trustee and Beneficiary are hereby subrogated to the claims and liens of all parties whose claims or liens are fully or partially discharged or paid with the proceeds of the Indebtedness secured by this Deed of Trust, notwithstanding that such claims or liens may have been cancelled and satisfied of record.

2.3   Assignment of Leases and Rents1..

(a)           Grantor hereby absolutely, irrevocably and unconditionally grants, transfers, and assigns to Beneficiary all of Grantor’s right, title, and interest in and to any and all Leases and Rents.

(b)           Beneficiary shall have the right, power, and authority:

(i)                to notify any and all tenants and other obligors on Leases that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary whether or not Beneficiary has foreclosed or commenced foreclosure proceedings against the Mortgaged Property and whether or not Beneficiary has taken possession of the Mortgaged Property;

(ii)               to settle, compromise, or release, on terms acceptable to Beneficiary, in whole or in part, any Rents and any amounts owing on the Leases;

(iii)             to enforce payment of Rents, prosecute any action or proceeding, and to defend legal proceedings with respect to any and all Rents and Leases;

(iv)             to extend the time of payment, make allowances, adjustments, and discounts under the Leases;

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(v)               to enter upon, take possession of, and operate the Mortgaged Property;

(vi)              to lease all or any part of the Mortgaged Property; and

(vii)             to enforce all other rights of the lessor or sublessor under the Leases.

(c)         Subject to the provisions of Section 2.3(d) below granting Grantor a revocable, limited license, Beneficiary has the right, power, and authority to use and apply any Rents received hereunder as Beneficiary may in its sole and absolute discretion deem advisable for the payment of (i) any and all costs and expenses incurred in connection with enforcing or defending the terms of this Deed of Trust or the rights of Beneficiary hereunder, collecting any Rents, for the operation and maintenance of the Mortgaged Property, and the payment of all costs and expenses in connection therewith, and (ii) the Indebtedness.

(d)           Grantor shall have a revocable license to collect and receive the Rents and to retain, use, and enjoy such Rents subject to the terms and conditions hereof. Such license may be revoked by Beneficiary, without notice to Grantor, upon the occurrence of a Default.

(e)          Notwithstanding anything herein to the contrary, Beneficiary shall not be obligated to perform or discharge, and Beneficiary does not undertake to perform or discharge, any obligation, duty, or liability with respect to the Leases and the Rents under or by reason of this Deed of Trust and the assignment of Leases and Rents provided for herein. This assignment shall not operate to place responsibility for the control, care, maintenance, or repair of the Mortgaged Property upon Beneficiary or to make Beneficiary responsible or liable for any liabilities or losses associated with or arising from the Mortgaged Property, including, but not limited to, any waste committed on the Mortgaged Property by any tenant or other Person, for any dangerous or defective condition of the Mortgaged Property, or for the acts or omissions of Grantor or any tenant or other Person in the management, upkeep, repair, or control of the Mortgaged Property.

SECTION 3.          WARRANTIES AND REPRESENTATIONSII.. Grantor acknowledges that certain representations and warranties in the Credit Agreement are applicable to it and confirms that each such representation and warranty is true and correct. Furthermore, Grantor hereby unconditionally warrants and represents to Beneficiary as follows:

3.1   Lien of this Instrument. This Deed of Trust constitutes a valid, subsisting first priority lien on the Land (to the extent of Grantor’s interests therein pursuant to the Ground Lease), the Improvements, and the Fixtures, a valid, subsisting first priority security interest in and to the Personalty and a valid, subsisting assignment of the Leases and Rents.

3.2   Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of Grantor, threatened against or affecting the Mortgaged Property or involving the validity or enforceability of this Deed of Trust or the priority of the lien and security interest or assignment contemplated herein.

3.3   Acknowledgment by Grantor. Grantor acknowledges that the execution and delivery of this Deed of Trust is a requirement to Beneficiary’s execution of the Credit Agreement and the other Loan Documents and is an integral part of the transactions contemplated by the Loan Documents and is a condition precedent to the effectiveness of the Credit Agreement.

3.4   Environmental. No Mortgaged Property is used for, or to the knowledge of Grantor has been used for, storage, treatment, or disposal of any Hazardous Material in violation of any applicable Environmental Law, other than violations that individually or collectively that could reasonably be expected to have a Material Adverse Effect. Grantor does not know of any environmental condition or circumstance adversely affecting its assets, properties, or operations that could reasonably be expected to have a Material Adverse Effect.

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SECTION 4.        AFFIRMATIVE COVENANTS. Grantor acknowledges that certain covenants in the Credit Agreement are applicable to it or shall be imposed upon it, and Grantor covenants and agrees to comply with each of them. Furthermore, Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

4.1   Payment and Performance. Grantor will pay, or cause to be paid, the Indebtedness as and when called for in the Loan Documents and will perform all of its obligations under this Deed of Trust on or before the dates they are to be performed.

4.2   Payment of Impositions. Grantor will pay and discharge, or cause to be paid and discharged, the Impositions and Grantor’s obligations to materialmen, mechanics, carriers, warehousemen, or other like Persons as and when required to be paid unless contested in good faith by appropriate proceedings.

4.3   Repair. Grantor will keep the Mortgaged Property in good order and condition and presenting a good appearance and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.

4.4   Insurance. Grantor shall obtain and maintain insurance upon and relating to the Mortgaged Property as required by the Credit Agreement all in such amounts and with such insurers as are acceptable to Beneficiary consistent with the requirements of the Credit Agreement; provided that, absent written direction from Beneficiary, such insurance shall be in an amount not less than the full insurable replacement value of the Mortgaged Property. If, and to the extent that the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having any type of flood, mudslide, or flood-related erosion hazard by the Federal Emergency Management Agency or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, Grantor shall carry flood insurance with respect to the Mortgaged Property in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the “insurance purchase” requirement of that Act.

4.5   Restoration Following Casualty. If any of the Mortgaged Property covered by insurance is destroyed or damaged by any casualty against which insurance shall have been required hereunder, Grantor shall give notice thereof to Beneficiary and Grantor shall pay the proceeds of such insurance to Beneficiary to be applied against the Indebtedness as and to the extent required by the Credit Agreement.

4.6   Defense of Title. If the title of the Trustee to, or the interest of Beneficiary in, the Mortgaged Property or any part thereof, shall be endangered or shall be attacked, directly or indirectly, Grantor shall, at Grantor’s expense, take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such title or interest in the Mortgaged Property. In the event of Grantor’s failure or inability to proceed initially as provided above, the Trustee and Beneficiary or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take, at Grantor’s expense, such additional steps as in their reasonable judgment may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Deed of Trust and the rights, titles, liens and security interests created or evidenced hereby.

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4.7   Future Impositions. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust or upon any rights, titles, liens, or security interests created hereby, or any part thereof, Grantor shall promptly pay all such taxes to the extent it can lawfully do so. In the event of the enactment of such a law, if it is unlawful for Grantor to pay such taxes, payment of such tax shall be deemed an obligation which Beneficiary may pay pursuant to Section 11.6 of this Deed of Trust.

4.8   Environmental Indemnification. Grantor shall indemnify and hold harmless Beneficiary and its Affiliates and representatives (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including fees and expenses of counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i)  any actual or alleged presence or release of Hazardous Material on or from any property currently or formerly owned or operated by Grantor, any Subsidiary or any other Person, or any liability in respect of any Environmental Law related in any way to Grantor, any Subsidiary or any such other Person or any of their respective assets, or (ii) any actual or prospective litigation, claim, or investigation relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are (a) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by Grantor or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Grantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. All amounts due under this Section shall be payable within ten (10) Business Days after demand. The agreements in this Section shall survive the repayment, satisfaction or discharge of the Obligations and expiration or release of this Deed of Trust.

4.9   Information About Mortgaged Property. Grantor will maintain at its chief executive office, a current record of the location of all Mortgaged Property, and furnish to Beneficiary, at such intervals as Beneficiary may reasonably request, lists, descriptions, and other information as may be necessary or proper to keep Beneficiary informed with respect to the identity, location, status, condition and value of the Mortgaged Property. Grantor will promptly notify Beneficiary of any change in any material fact or circumstance represented or warranted by Grantor with respect to any of the Mortgaged Property, or any material claim, action or proceeding affecting title to any of the Mortgaged Property.

4.10  Further Assurances. Grantor will from time to time promptly execute and deliver to Beneficiary all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Beneficiary may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Lien created by this Deed of Trust.

4.11  Appraisal. Grantor is required to reimburse Beneficiary for the cost and expense of any appraisal obtained or required by Beneficiary in connection with this Deed of Trust as and to the extent required by the Credit Agreement.

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SECTION 5.         NEGATIVE COVENANTS. Grantor acknowledges that certain covenants in the Credit Agreement are applicable to it or shall be imposed upon it and covenants and agrees to comply with each of them. Furthermore, Grantor hereby covenants and agrees that, until the entire Indebtedness is paid in full:

5.1   Use Violations. Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of the Mortgaged Property in any manner, which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, or (c) constitutes a public or private nuisance.

5.2   Alterations. Grantor will not commit or permit any waste of the Mortgaged Property that would constitute a material impact on its value as security for the Indebtedness and will not (subject to the provisions of Section 4.3 herein), without providing prior written notice to Beneficiary and to the extent any of the following actions would be materially adverse to Beneficiary, in Beneficiary’s sole discretion, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

5.3   Prohibition on Transfer. Except as may be permitted under the Credit Agreement, Grantor will not sell, trade, transfer, assign, exchange, or otherwise dispose of any of the Mortgaged Property.

5.4   Replacement of Fixtures and Personalty. Except as may be permitted under the Credit Agreement, Grantor will not, without Beneficiary’s prior written consent, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except such as may be first approved in writing by Beneficiary or otherwise constitute any Permitted Encumbrance.

5.5   No Further Encumbrances. Grantor will not, without Beneficiary’s prior written consent, or as otherwise permitted under the Credit Agreement, create, place, suffer, or permit to be created or placed or, through any act or failure to act, acquiesce in the placing of or allow to remain, any mortgage, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance, or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of this Deed of Trust, with respect to the Mortgaged Property, other than the Permitted Encumbrances.

SECTION 6.          DEFAULT AND FORECLOSUREV..

6.1   Remedies. If a Default occurs and is continuing, Beneficiary may, by and through the Trustee or otherwise, exercise any or all of the following rights, remedies and recourses to the extent permitted by applicable Law:

(a)           Declare the Indebtedness immediately due and payable, or, in connection with a Default under Section 11.4 or 11.5 of the Credit Agreement, such Indebtedness automatically becomes due and payable without any action of any kind, in each case, in accordance with the terms of the Credit Agreement whereupon the same shall become immediately due and payable. Except as expressly provided in the Credit Agreement, Grantor expressly waives any notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever.

(b)           Enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records, and accounts relating thereto without notice and without being guilty of trespass. If Grantor remains in possession of all or any part of the Mortgaged Property, and without Beneficiary’s prior written consent thereto, Beneficiary may, without notice to Grantor, invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after a Default than would have existed in the absence of such sentence.

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(c)           Hold, lease, manage, operate, or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem reasonably necessary for the purpose of maintaining the Mortgaged Property in its then current condition but not making any material capital improvements thereto) and apply all Rents and other amounts collected by the Trustee in connection therewith in accordance with the provisions of Section 6.8 of this Deed of Trust.

(d)          Request the Trustee to proceed with foreclosure. Upon the request, the Trustee is authorized and empowered, and it shall be his special duty, to sell or offer for sale the Mortgaged Property. The Mortgaged Property shall be sold at public auction to the highest bidder for cash or other consideration approved by Beneficiary. The Mortgaged Property may be sold or offered for sale in such order and in such portions or parcels as Beneficiary may determine whether or not such portions or parcels are contiguous, with or without having first taken possession of same, and without the necessity of having any Personalty present at such sale. The sale shall be conducted at the county courthouse in the county where the Land is located, at the area of the county courthouse designated by the Commissioner’s Court of such county as the area in which foreclosure sales are to take place, as evidenced by the designation recorded in the real property records of such county and, if no area is so designated, then in the area designated in the Trustee’s, or any substitute Trustee’s, notice of sale as being the area for such foreclosure sale. If the Land, or any portion thereof to be sold, is located in more than one county, the sale may occur at the designated area of the county courthouse in any county in which the Land is located. The foreclosure sale shall take place on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. The notice of sale must be given at least twenty-one (21) days before the date of the sale. The notice of sale must include a statement of the earliest time at which the sale will occur, and the sale must begin at that time or not later than three (3) hours after that time. The notice of the sale must be given:

(i)                by posting or causing to be posted at the courthouse door of each county in which the Land (or any portion to be sold) is located a written or printed notice designating the county in which the Mortgaged Property will be sold;

(ii)               by filing in the office of the county clerk of each county in which the Land (or any portion to be sold) is located a copy of the notice;

(iii)             by certified mail on each debtor who, according to the records of Beneficiary or other holder of the Indebtedness, is obligated to pay the Indebtedness secured by this Deed of Trust;

(iv)              the Trustee need not have the Mortgaged Property physically present or have constructive possession of the Mortgaged Property; provided that, the title to and right of possession of any such Mortgaged Property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

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(v)               each conveyance instrument executed by the Trustee shall contain a special warranty of title binding upon Grantor;

(vi)              each and every recital contained in any conveyance instrument executed by the Trustee shall constitute prima facie evidence of the truth and accuracy of the matters recited therein including, without limitation, appointment of any successor Trustee hereunder, nonpayment of the Indebtedness, notice, filing, posting, and conduct of the sale in the manner provided herein and by law;

(vii)            all prerequisites to the validity of the sale shall be rebuttably presumed to have been performed;

(viii)           the receipt from the Trustee, or such other party or officer conducting the sale, shall be sufficient to discharge the purchaser for his purchase money, and no purchaser or his assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication, or non-application thereof;

(ix)              Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Grantor and against all other persons claiming or to claim the property sold or any part thereof by, through or under Grantor; and

(x)              Beneficiary may be a purchaser at any such sale and may credit the bid against the Indebtedness.

Notice may be served, given, filed, posted, or mailed by the Trustee or by any person acting for the Trustee. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Beneficiary may, at its option, accomplish all or any of the aforesaid in the manner permitted or required under (i) Section 51.002 of the Texas Property Code, as amended and restated, relating to the sale of real property under a power of sale or, (ii) with respect to the Personalty sold separately from the rest of the Mortgaged Property, Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor or by any other amendment or successor to either statute. Nothing contained in this Section 6.1(d) shall be construed to limit in any way the Trustee’s rights to sell the Personalty by private sale if, and to the extent that, such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same. At any sale of the Mortgaged Property whether made under the power of sale contained in this Deed of Trust, Section 51.002 of the Texas Property Code, Chapter 9 of the Texas Business and Commerce Code, any other Legal Requirement, or by virtue of any judicial proceedings or any other legal right, remedy, or recourse.

(e)           Beneficiary or the Trustee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to sell, rent, maintain, and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section 6.8 in this Deed of Trust.

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(f)           Except as otherwise prohibited by applicable law, in the event Beneficiary is the successful bidder at a foreclosure sale of all or any part of the Mortgaged Property, it shall have the right to cancel any insurance policy covering the property foreclosed upon and collect any unearned premiums from said policy.

(g)           Exercise any and all other rights, remedies, and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute, or otherwise.

6.2   Divestment of Rights, Tenant at Sufferance. After sale of the Mortgaged Property, or any portion thereof, Grantor shall be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments, contracts, and other intangible property covered by this Deed of Trust. Additionally, with respect to the Land, Improvements, Fixtures, Personalty and the Ground Lease, after a sale of all or any portion thereof, Grantor will be considered a tenant at sufferance of the purchaser of the same, and said purchaser shall be entitled to immediate possession thereof, and if Grantor shall fail to vacate the Mortgaged Property immediately, said purchaser may and shall have the right, without further notice to Grantor, to go into any justice court in any precinct or county in which the Land and Improvements are located and file an action in forcible entry and detainer or forcible detainer, which action shall lie against Grantor or its assigns or legal representatives as a tenant at sufferance.

6.3   Separate Sales. If a Default occurs and is continuing, the Trustee may sell all or any portion of the Mortgaged Property together or in lots or parcels and in such manner and order as the Trustee, in its sole discretion, may elect. The sale or sales by the Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale granted in this Deed of Trust, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided that, Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Mortgaged Property. As among the various counties in which items of the Mortgaged Property may be situated, sales in such counties may be conducted in any order that the Trustee may deem expedient; and any one or more of such sales may be conducted in the same month, or in successive or different months, as the Trustee may deem expedient. If Default occurs as to nonpayment of part of the Indebtedness, Beneficiary shall have the option to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Term Note and the Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness but as to such unmatured part, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this Deed of Trust. Any number of sales may be made under this Deed of Trust without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby.

6.4   Remedies Cumulative, Concurrent, and Nonexclusive. The Trustee and Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Texas Business and Commerce Code, as amended but taking into account the provisions of the Credit Agreement) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Grantor or others obligated under the Term Note, or against the Mortgaged Property, or against any one or more of them at the sole discretion of Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive.

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6.5   Release of and Resort to Collateral. Any part of the Mortgaged Property may be released by Beneficiary in accordance with the Credit Agreement without affecting, subordinating, or releasing the lien, security interest, and assignment hereof against the remainder of the Mortgaged Property. The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Indebtedness or any part thereof. The taking of additional security or the rearrangement, extension, or renewal of the Indebtedness, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby or affect the liability of any endorser, guarantor, or surety or improve the right of any permitted junior lienholder; and this Deed of Trust, as well as any instrument given to secure any rearrangement, renewal, or extension of the Indebtedness secured hereby, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is completely paid.

6.6   Waiver of Redemption, Notice, and Marshaling of Assets. To the fullest extent permitted by Law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Grantor by any present or future laws exempting the Mortgaged Property from attachment, levy, or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment, (b) except as may be provided for under the terms hereof or the Credit Agreement, all notices of any Default or of Beneficiary’s or the Trustee’s election to exercise or the actual exercise of any right, remedy, or recourse provided for under the Loan Documents, (c) any right to appraisal or marshaling of assets or a sale in inverse order of alienation, (d) the exemption of homestead, and (e) the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of Beneficiary under the terms of this Deed of Trust to sell the Mortgaged Property for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of Beneficiary under the terms of this Deed of Trust, to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).

6.7   Discontinuance of Proceedings. In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right to do so, and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property, and otherwise and the rights, remedies, recourses, and power of Beneficiary shall continue as if same had never been invoked.

6.8   Application of Proceeds, Deficiency Obligation. The proceeds of any sale of, and the Rents and other income generated by the holding, leasing, operating, or other use of, the Mortgaged Property shall be applied by Beneficiary (or the receiver, if one is appointed) to the extent that funds are so available therefrom in accordance with the Credit Agreement with any surplus to be paid, at the option of Beneficiary to the payment of any indebtedness or obligation secured by a subordinate deed of trust or security interest on the Mortgaged Property or to Grantor. Any other party liable on the Indebtedness shall be liable for any deficiency remaining in the Indebtedness subsequent to the sale referenced in this Section 6.8.

6.9   Purchase by Beneficiary. To the extent permitted by Law, Beneficiary shall have the right to become the purchaser at the sale of the Mortgaged Property under this Deed of Trust and shall have the right to be credited on the amount of its bid for the Mortgaged Property or any part thereof being sold, all or any portion of the Indebtedness due and owing as of the date of such sale.

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6.10  Disaffirmation of Contracts. To the extent permitted by Law, the purchaser at any Trustee’s or foreclosure sale hereunder may disaffirm any easement granted or rental, lease, or other contract made in violation of any provision of this Deed of Trust or the Credit Agreement and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or rental, lease, or other contract. With respect to any Lease of real property submitted to and approved by Beneficiary, Beneficiary agrees that the holding of a foreclosure sale or conveyance in lieu thereof by it shall not terminate such Lease nor the rights and obligations of a lessee thereunder, so long as such lessee continues to perform all of its obligations thereunder, including, without limitation, the payment of all rental payments thereunder.

6.11  Certain Waivers Relating to Fair Market Value and Deficiencies.

(a)           If the Mortgaged Property is sold at a foreclosure sale pursuant to the terms of this Deed of Trust and the sales price results in a deficiency, Grantor knowingly, intelligently, and voluntarily waives Grantor’s right to request a judicial finding of the fair market value of the real property as of the date of the foreclosure sale as a defense or set-off against any deficiency. Without limiting the foregoing, notwithstanding the provisions of §§ 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time) or any other applicable Law, and to the extent permitted by Law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other Loan Party and Parent Guarantor equal to the difference between the Obligations and the amount for which the Mortgaged Property was sold pursuant to a judicial or non-judicial foreclosure sale. Grantor expressly recognizes that this Section 6.11 constitutes a waiver of the above-cited provisions of the Texas Property Code and any other applicable Law which would otherwise permit Grantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of any Mortgaged Property as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor or any other Loan Party or Parent Guarantor against whom recovery of a deficiency is sought.  The foregoing to the contrary notwithstanding, nothing herein shall prevent Beneficiary from pursuing its remedies directly against any Grantor or any other Loan Party and Parent Guarantor prior to any foreclosure.  Alternatively, in the event the waiver provided for herein is determined by a court of competent jurisdiction to be unenforceable, then notwithstanding the provisions of §§ 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time) or any other applicable Law, and to the extent permitted by Law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and each other Loan Party and Parent Guarantor equal to the difference between the Obligations and the fair market value of the Mortgaged Property. The provisions of Section 6.11(b) shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by §§ 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time) or any other applicable Law.

(b)          This Section 6.11(b) shall apply in the event an arbitrator or court of competent jurisdiction determines that the waiver by Grantor set out in Section 6.11(a) is unenforceable. Grantor stipulates and agrees that for purposes of determining the fair market value of any Mortgaged Property (or any portion thereof), as such term is used in Section 51.003 of the Texas Property Code (as amended from time to time) or any other applicable Law, which is sold at a non-judicial foreclosure sale pursuant to the terms of any Deed of Trust or Mortgage (and in accordance with Section 51.002 of the Texas Property Code) or other applicable Law, the following factors shall be used to determine such Mortgaged Property’s fair market value, for such purposes:

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(i)                 the Mortgaged Property is to be valued “AS IS” and “WITH ALL FAULTS” and there shall be no assumption of restoration of or refurbishment of improvements, if any, after the date of the foreclosure;

(ii)               there shall be an assumption that the purchaser desires to resell the Mortgaged Property for an all cash sales price promptly (but no later than 12 months) after the foreclosure sale;

(iii)              any re-sale shall be for cash only, without financing by the seller;

(iv)              an offset to the fair market value of the Mortgaged Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Mortgaged Property, including but not limited to, brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of property; and

(v)               after consideration of the factors required by Law and those required above, an additional discount factor shall be calculated based upon the estimated holding costs associated with maintaining the Mortgaged Property for the estimated time it will take to effectuate a sale of the Mortgaged Property including, without limitation, utility expenses, taxes and assessments (to the extent not accounted for in subclause (iv) above) so that the “fair market value” as so determined is discounted to be as of the date of the foreclosure sale of the Mortgaged Property.

SECTION 7.          CONDEMNATIONVI.. Except as may be permitted under the Credit Agreement, if the Mortgaged Property, or any part thereof, shall be condemned or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking, or injury to, the Mortgaged Property shall be paid to Beneficiary, and Beneficiary shall apply and disburse the proceeds against the Indebtedness under the Credit Agreement.

SECTION 8.          SECURITY AGREEMENTVII..

8.1   Security Interest. This Deed of Trust shall be construed as a Deed of Trust on real property and it shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Section 2 hereof, a first and prior security interest under Chapter 9 of the Texas Business and Commerce Code (subject only to the Permitted Encumbrances) with respect to the Personalty and Fixtures. Grantor has granted, bargained, conveyed, assigned, transferred, and set over, and by these presents does grant, bargain, convey, assign, transfer, and set over unto Beneficiary a first and prior security interest (subject only to the Permitted Encumbrances) in and to all of Grantor’s right, title, and interest in, to, and under the Personalty and Fixtures to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Grantor’s obligations under this Deed of Trust.

8.2   Financing Statements. Grantor shall execute and deliver to Beneficiary, in form and substance reasonably satisfactory to it and its legal counsel, such financing statements and such further assurances as Beneficiary may, from time to time, consider reasonably necessary to create, perfect, and preserve the security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed at such times and places as may be required or appropriate by law to so create, perfect, and preserve such security interest. Pursuant to the Texas Business and Commerce Code, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty. The addresses of Grantor, as Debtor, and Beneficiary, as Secured Party, are set forth on the cover page of this Deed of Trust.

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8.3   Uniform Commercial Code Remedies. The Trustee and Beneficiary shall have all the rights, remedies, and recourses with respect to the Personalty, Fixtures, Leases, the Ground Lease and Rents afforded a secured party by the Texas Business and Commerce Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents and at law or in equity.

8.4   No Obligation of the Trustee or Beneficiary. The assignment and security interest herein granted shall not be construed to (a) deem or constitute the Trustee or Beneficiary, as trustees in possession of the Mortgaged Property, (b) obligate the Trustee or Beneficiary to operate or attempt to operate the Mortgaged Property or (c) obligate the Trustee or Beneficiary to take any action, incur any expenses, or perform or discharge any obligation, duty, or liability whatsoever under any of the Leases or otherwise.

SECTION 9.          CONCERNING THE TRUSTEEVIII..

9.1   No Liability. The Trustee shall not be liable for any error or judgment or act done by the Trustee or be otherwise responsible or accountable under any circumstances whatsoever other than his own gross negligence, willful misconduct, violation of law or fraud. The Trustee shall not be personally liable for any damages resulting from entry on the Mortgaged Property by the Trustee or anyone acting by virtue of the powers granted the Trustee under this Deed of Trust, or for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder and believed by him in good faith to be genuine. The Trustee shall be entitled to reimbursement for reasonable expenses incurred by him in the performance of the Trustee’s duties under this Deed of Trust and to reasonable compensation for services rendered under this Deed of Trust. Grantor will, from time to time, reimburse the Trustee for and save and hold the Trustee harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by him in the performance of the Trustee’s duties other than those arising from his own gross negligence, willful misconduct, violation of Law or fraud.

9.2   Retention of Monies. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law), and the Trustee shall be under no liability for interest on any monies received hereunder.

9.3   Successor Trustee. The Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If the Trustee shall die, resign, or become disqualified from acting in the execution of this Deed of Trust or shall fail or refuse to exercise the same when requested by Beneficiary so to do or if for any reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee without other formality than designating the successor or substitute Trustee in writing.

9.4   Succession Instruments. Any new Trustee appointed pursuant to any of the provisions of this Deed of Trust shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his or her predecessor in the rights hereunder with like effect as if originally named as the Trustee herein; but, nevertheless, upon the written request of Beneficiary, or any acting successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer, and deliver any of the property and monies held by the Trustee to the successor trustee so appointed.

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9.5   Performance of Duties by Agents. The Trustee may authorize one or more parties to act on his behalf to perform any ministerial or other functions required of him hereunder, including, without limitation, the transmittal, posting and filing of any notices.

SECTION 10.        LEASEHOLD ESTATE.

10.1        Representations and Warranties. The Mortgaged Property is a leasehold estate and Grantor hereby warrants and represents as follows with respect to the Ground Lease:

(a)           The Ground Lease is in full force and effect, unmodified by any writing or otherwise, except as has been specifically disclosed to Beneficiary.

(b)          All rent, additional rent, and other charges reserved therein have been paid to the extent they are payable to the date hereof.

(c)           Grantor enjoys the quiet and peaceful possession of the property demised thereby.

(d)          Grantor is not in default under any of the terms of the Ground Lease, and, to the best of Grantor’s knowledge, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease.

(e)          To the best of Grantor’s knowledge, Landlord is not in default under any of the terms or provisions thereof on the part of the Landlord to be observed or performed.

10.2        Covenants. Grantor further covenants and agrees as follows:

(a)          Grantor will promptly and faithfully observe, perform, and comply with all the terms, covenants, and provisions of the Ground Lease on Grantor’s part to be observed, performed, and complied with, at the times set forth in the Ground Lease if such failure would reasonably be expected to cause a termination or breach of the Ground Lease.

(b)          Grantor will not permit, suffer, or refrain from doing anything, as a result of which, there could be a default under or breach of any of the terms of the Ground Lease.

(c)           Grantor will not cancel, surrender, or modify, amend, or in any way alter or permit the alteration of any of the terms of the Ground Lease without Beneficiary’s consent, which consent shall not be unreasonably withheld.

(d)           Grantor will give Beneficiary immediate notice of any default by any party to the Ground Lease and will promptly deliver to Beneficiary copies of (i) each notice of default and (ii) all other material notices, communications, plans, specifications, and other similar instruments received or delivered by Grantor in connection with the Ground Lease.

(e)           Grantor will furnish to Beneficiary such information and evidence as Beneficiary may reasonably require concerning Grantor’s due observance, performance, and compliance with the terms, covenants, and provisions of the Ground Lease.

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10.3        Rights of Beneficiary to Perform. In the event of any default by Grantor in the performance of any of its obligations under the Ground Lease following all applicable notice and cure periods, including, without limitation, any default in the payment of rent and other charges and impositions made payable by the tenant thereunder, then, in each and every case, Beneficiary may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor thereunder in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in curing any such default (including, without limitation, reasonable attorneys’ fees), together with interest thereon at the Default Rate (as defined in the Credit Agreement) from the date of payment by Beneficiary, and such reimbursement shall be immediately due and payable by Grantor to Beneficiary, and until paid shall be added to and become a part of the Indebtedness and shall be secured by this Deed of Trust.

10.4         Term of Ground Lease. Grantor shall give Beneficiary notice of any intention to exercise any option to extend the term of the Ground Lease, at least twenty (20) but not more than sixty (60) days prior to the expiration of the time to exercise such option under the terms thereof. If Grantor intends to extend the term of any Ground Lease, Grantor shall deliver to Beneficiary with the notice of such decision, a copy of the notice of extension delivered to the Landlord thereunder. If the Ground Lease is cancelled or terminated, and if Beneficiary or its nominee shall acquire an interest in any new lease of the property demised thereby, Grantor shall have no right, title, or interest in or to the new lease or the leasehold estate created by such new lease.

10.5         No Merger of Estates. It is hereby agreed that the fee title and the leasehold estate in the property demised by the Ground Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of said estates in either the Landlord thereunder, Grantor, or a third party, whether by purchase or otherwise. If Grantor acquires the fee title or any other estate, title, or interest in the property demised by the Ground Lease, or any part thereof, the lien of this Deed of Trust shall attach to, cover, and be a lien upon such acquired estate, title, or interest, and same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents which Beneficiary may reasonably require to ratify, confirm, and further evidence Beneficiary’s lien on the acquired estate, title, or interest. Furthermore, Grantor hereby appoints Beneficiary its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness remains unpaid.

10.6        Estoppel Certificates. If requested by Beneficiary, Grantor shall use its commercially reasonable efforts to obtain and deliver to Beneficiary within thirty (30) days after written demand by Beneficiary, an estoppel certificate from the Landlord under the Ground Lease setting forth (a) the name of the Landlord thereunder, (b) that the Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (c) the basic rent payable under the Ground Lease, (d) the date to which all rental charges have been paid by Grantor under the Ground Lease, and (e) whether there are any alleged defaults of Grantor under the Ground Lease and, if there are, setting forth the nature thereof in reasonable detail.

10.7        Anti-Assignment Provisions. Notwithstanding anything to the contrary herein, this Deed of Trust shall not constitute an assignment of the Ground Lease within the meaning of any provision thereof prohibiting its assignment, and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of Grantor arising under the Ground Lease for only that period of time which Beneficiary is in possession of the Mortgaged Property or has acquired, by foreclosure or otherwise, and is holding all of Grantor’s right, title, and interest therein.

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10.8       Notices to the Landlord. Notwithstanding anything herein or in any other Loan Document to the contrary, Beneficiary is and shall be required to give to the Landlord formal notice of Beneficiary’s address (as set forth on the cover page hereof) for notice and any changes in such address for notice and a copy of each notice of default given to Grantor at the same time as and whenever any such notice of default shall be given by Beneficiary to Grantor. All such notices shall be addressed to the Landlord at its address as set forth in Ground Lease or as otherwise last furnished to Beneficiary. No such notice by Beneficiary to Grantor shall be deemed to have been duly given to the Landlord unless and until a copy thereof has been received by the Landlord in the manner provided in Section 13.1 of the Ground Lease.

10.9       Performance by Landlord. Notwithstanding anything herein or in any other Loan Document to the contrary, Beneficiary shall accept performance by the Landlord of any covenant, condition or agreement on Grantor’s part, as tenant under the Ground Lease, to be performed under this Deed of Trust or other Loan Documents between Grantor and Beneficiary with the same force and effect as though performed by Grantor; provided, however, that the Landlord shall have no duty or obligation to cure any default (including a Default) by Grantor under this Deed of Trust, any other Loan Document, or any other agreement between Grantor and Beneficiary.

10.10      Landlord’s Right to Cure. Notwithstanding anything herein or in any other Loan Document to the contrary, in the event of acceleration of the Indebtedness as a result of Grantor’s uncured default (including a Default) under the Credit Agreement or any other Loan Document, the Landlord or its designee shall have the right to (a) prepay the Indebtedness in full in accordance with the terms of the Credit Agreement and the other Loan Documents and (b) terminate the Ground Lease. In the event of the prepayment of the Indebtedness by the Landlord or its designee, payment shall be made directly to Beneficiary, as lender under the Credit Agreement, or the then holder of the Indebtedness, in exchange for either (i) a duly executed assignment of the Credit Agreement and the other Loan Documents in recordable form as applicable (without recourse but with warranty of good title) and delivery of all original Loan Documents to the Landlord or its assignee, including the Term Note endorsed, without recourse, payable to the Landlord or its assignee, or (ii) a duly executed document in form satisfactory to the Landlord releasing this Deed of Trust, and stating that the Indebtedness secured by this Deed of Trust has been satisfied, delivered to the Landlord, at its sole option.

10.11      Benefit of the Landlord. Notwithstanding anything herein or in any other Loan Document to the contrary, the provisions of Sections 10.8 to 10.11 are for the benefit of the Landlord and its successors and assigns and may be relied upon and shall be enforceable by the Landlord and such successors and assigns. Neither the Landlord nor its successors or assigns shall be liable upon the covenants, agreements or obligations of Grantor contained in this Deed of Trust or in any other Loan Document or agreement between Grantor and Beneficiary by virtue of the exercise of any rights set forth in Sections 10.8 to 10.11.

SECTION 11.        MISCELLANEOUSIX..

11.1        Survival of Obligations. All covenants, agreements, representations, and warranties made by Grantor in this Deed of Trust and the other Loan Documents, including without limitation, any certificates or other documents or instruments delivered in connection herewith, shall survive the execution and delivery of this Deed of Trust and the other Loan Documents. The obligations and provisions of all indemnities from Grantor to Beneficiary contained herein or in any of the other Loan Documents shall continue and remain in full force and effect after the Indebtedness of Grantor has been paid or discharged in full and shall survive the termination of this Deed of Trust and the repayment in full of the Indebtedness.

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11.2         Covenants Running with the Land. All obligations contained in this Deed of Trust are intended by the parties to be and shall be construed as covenants running with the Land.

11.3        Recording and Filing. Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as the Trustee or Beneficiary shall reasonably request and will pay all such recording, filing, re-recording and refiling, taxes, fees, and other charges.

11.4        Notices. Any notice, request, or other communication required or permitted to be given hereunder shall be given at the addresses and in accordance with the notice provisions set forth in the Credit Agreement.

11.5        No Waiver. Any failure by the Trustee or Beneficiary to insist, or any election by the Trustee or Beneficiary, not to insist, upon strict performance by Grantor of any of the terms, provisions, or conditions of this Deed of Trust shall not be deemed to be a waiver of the same or of any other term, provision, or condition thereof, and the Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all of such terms, provisions, and conditions.

11.6        Beneficiary’s Right to Pay Indebtedness or Perform Obligations. If any obligated party shall fail, refuse, or neglect to make any required payment on the Indebtedness or if Grantor fails, refuses, or neglects to perform any of its obligations under this Deed of Trust, then in each case, at any time thereafter and without notice to or demand upon Grantor, or any other party, and without waiving or releasing any other right, remedy, or recourse Beneficiary may have because of the same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action thereon with respect to the Mortgaged Property as it reasonably may deem necessary or appropriate. Grantor shall be obligated to repay Beneficiary for all sums advanced by it pursuant to this Section 11.6 and shall indemnify and hold Beneficiary harmless from and against any and all loss, cost, expense, liability, damage, and claims and causes of action, including reasonable attorneys’ fees (except such as result from the gross negligence, willful misconduct, violation of Law or fraud of Beneficiary, the Trustee or each of their respective agents, successors, assigns, subsidiaries, directors, officers, employees, representatives, parents or attorneys), incurred or accruing by any acts performed by Beneficiary pursuant to the provisions of this Section 11.6 or by reason of any other provision of the Loan Documents. All sums paid by Beneficiary pursuant to this Section 11.6 and all other sums extended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate of interest provided for in the Credit Agreement from the date of such payment or expenditure, shall constitute additions to the Indebtedness, shall be secured by this Deed of Trust and shall be paid by Grantor to Beneficiary upon demand.

11.7       Limitation on Effectiveness of Lien. It is the intention of Grantor and Beneficiary that the amount of the Indebtedness secured by this Deed of Trust shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar Laws applicable as to Grantor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust, the other Loan Document or any other agreement or instrument executed in connection with the payment of any of the Indebtedness, the amount of the Indebtedness secured by this Deed of Trust shall be limited to that amount which after giving effect thereto would not (a) render Grantor insolvent, (b) result in the fair saleable value of the assets of Grantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Grantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in (a), (b) and (c) herein are determined under applicable Law, if the obligations of Grantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

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11.8       Governing Law. THIS DEED OF TRUST MUST BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER THE LAWS OF THE STATE OF TEXAS.

11.9        Multiple Counterparts and Facsimile and PDF Signatures. This Deed of Trust may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Deed of Trust may be transmitted and signed by facsimile and in portable document format (PDF) and shall have the same effect as manually-signed originals and shall be binding on all parties. Notwithstanding the foregoing, original executed and notarized signature pages to this Deed of Trust must be delivered to Beneficiary or its counsel on the date hereof (or such later date as agreed to by Beneficiary).

11.10      Waiver of Jury Trial. THE PARTIES TO THIS DEED OF TRUST waive trial by jury in any action or proceeding to which THEY may be parties, arising out of, in connection with or in any way pertaining to, this DEED OF TRUST. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against or claims brought by parties who are not parties to this AGREEMENT. This waiver is knowingly, willingly and voluntarily made.

11.11     Entirety. THIS DEED OF TRUST, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES HERETO AND THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature and acknowledgement appear on the next page.]

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IN WITNESS WHEREOF, this Deed of Trust is executed on the date set forth in the notary acknowledgment below, but is effective for all purposes as of the date first set forth in the preamble to this Deed of Trust.

GRANTOR:

IBIO CDMO LLC

By:	/s/ Robert Lutz
Robert Lutz
Authorized Person

STATE OF South Carolina §
COUNTY OF Charleston §

This instrument was acknowledged before me on this October 27, 2021, by Robert Lutz, Authorized Person of IBIO CDMO LLC, a Delaware limited liability company, for and on behalf of said limited liability company, and for the purpose and consideration herein stated.

/s/ Aksha Williams
Notary Public in and for the State of South Carolina

Signature and Acknowledgment Page to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and UCC Financing Statement for Fixture Filing

EXHIBIT A

TO DEED OF TRUST

LEGAL DESCRIPTION

Leasehold estate created by the Ground Lease in that certain real property located at 8800 HSC Parkway, Bryan, Texas 77807 and as further described below:

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

Exhibit A – Page 1

EXHIBIT B

TO DEED OF TRUST

PERMITTED ENCUMBRANCES

1a. Volume 9380, Page 215, Official Records of Brazos County, Texas, but omitting any covenant, condition, or restriction, if any, based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that the covenant, condition, or restriction (a) is exempt under Title 42 of the United States Code, or (b) relates to handicap, but does not discriminate against handicapped persons.

2. (Insert here all other specific exceptions as to superior liens, easements, outstanding mineral and royalty interests, etc.)

a. Intentionally deleted.

b. Intentionally deleted.

c. Intentionally deleted.

d. All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

e. Easement from M. L. Cashion to Brushy Water Supply Corporation, dated April 4, 1979, recorded in Volume 556, page 205, Deed Records or Brazos County, Texas.

f. Easements from Ethyl Burgess to Ferguson Burleson County Gas Gathering System, dated January and October, 1994, recorded in Volume 2204, page 162 and Volume 2394, page 240, Official Records of Brazos County, Texas.

g. Easement from Bryan Commerce and Development Incorporated to The Ethyl Walton Burgess Family Trust, dated January 5, 2001, recorded in Volume 4023, page 187, Official Records of Brazos County, Texas.

h. Public Utility Easement from Bryan Commerce and Development, Inc. to the City of Bryan, dated July 23, 2009, recorded in Volume 9267, page 166, Official Records of Brazos County, Texas.

i. Public Utility and Access Easement from Bryan Commerce and Development, Inc. to the City of Bryan, dated July 23, 2009, recorded in Volume 9267, page 154, Official Records of Brazos County, Texas.

j. Easement Agreement from Board of Regents of the Texas A&M University System ("TAMUS") to Bryan Texas Utilities ("BTU"), dated August 26, 2010, recorded in Volume 9800, page 88, Official Records of Brazos County, Texas.

Exhibit B – Page 1

k. Easement Agreement from the Board of Regents of the Texas A&M University System to the City of Bryan, Texas, dated October 1, 2010, recorded in Volume 9858, page 192, Official Records of Brazos County, Texas.

l. Mineral Deed from Ethyl Walton Burgess to Ethyl Walton Burgess Family Trust, dated December 30, 1994, recorded in Volume 2271, page 162, Official Records of Brazos County, Texas.

m. Mineral Deed from Ethyl Walton Burgess to Ethyl Walton Burgess Family Trust, dated January 4, 1995, recorded in Volume 2273, page 207, Official Records of Brazos County, Texas.

n. Mineral reservation in Deed from Cashion Family Limited Partnership, et al to Bryan Commerce and Development, Incorporated, dated January 5, 2001, recorded in Volume 4023, page 91, Official Records of Brazos County, Texas.

o. Terms and conditions contained in Waiver of Surface Use executed by Ethyl Walton Burgess Family Trust, dated January 5, 2001, recorded in Volume 4023, page 118, Official Records of Brazos County, Texas.

p. Oil and Gas Lease(s) from Mason Lee Cashion, Jr., et ux to Chaparral Minerals, Inc., dated September 12, 1977, recorded in Volume 28, page 76, O&GL Records of Brazos County, Texas, as ratified in Volume 462, page 530, Deed Records of Brazos County, Texas.

q. Oil and Gas Lease(s) from Mason Lee Cashion, Jr., et ux to Chaparral Minerals, Inc., dated September 12, 1982, recorded in Volume 69, page 632, O&GL Records of Brazos County, Texas.

r. Oil and Gas Lease(s) from Mason Lee Cashion, Jr., et ux to Chaparral Minerals, Inc., dated September 13, 1983, recorded in Volume 611, page 404, Official Records of Brazos County, Texas.

s. Oil and Gas Lease(s) from Leon Bruce Treybig, et ux to Texakoma Oil & Gas Corporation, dated April 29, 1991, recorded in Volume 1258, page 83, Official Records of Brazos County, Texas.

t. Oil and Gas Lease(s) from Mason Lee Cashion, Jr., et al to Union Pacific Resources Company, dated March, 1994, recorded in Volume 2115, page 10 and Volume 2115, page 14, Official Records of Brazos County, Texas.

u. Memorandum of Oil and Gas Lease(s) from Ethyl Walton Burgess Family Trust to PetroEdge Energy III LLC, dated September 24, 2013, recorded in Volume 11662, page 256, and refiled in Volume 11633, page 158, Official Records of Brazos County, Texas.

v. Oil and Gas Lease(s) as disclosed in Memorandum of Oil and Gas Lease from June Treybig to Petroedge Energy III LLC, dated May 4, 2014, recorded in Volume 12085, page 70, Official Records of Brazos County, Texas.

w. Intentionally deleted.

x. Terms, conditions and stipulations as set forth in Ground Lease Agreement as disclosed in Memorandum of Lease by and between The Board of Regents of The Texas A&M University System and Texas Bioproperties, LP, dated March 8, 2010, recorded in Volume 9536, page 255, Official Records of Brazos County, Texas. Assigned by Special Warranty Deed and Assignment of Ground Lease, dated December 22, 2015 and filed for record December 22, 2015, under Clerk's File No. 2015-1251621, Real Property Records, Brazos County, Texas. Assigned by Special Warranty Deed and Assignment of Ground Lease. made by College Station Investors LLC, a Texas limited liability company, Grantor, to iBio CDMO LLC , a Delaware limited liability company, Grantee, dated November 1, 2021.

Exhibit B – Page 2